CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated June 24, 2008, accompanying the financial statements of Closed-End Strategy: Cohen & Steers Master Municipal Income Portfolio - California Series 5 and Closed-End Strategy: Cohen & Steers Master Municipal Income Portfolio - New York Series 5 (included in Van Kampen Unit Trusts, Series 651) as of February 29, 2008, and for the period from March 9, 2007 (Initial Date of Deposit) through February 29, 2008 then ended and the financial highlights for the period from March 9, 2007 (Initial Date of Deposit) through February 29, 2008, contained in this Post-Effective Amendment No. 1 to Form S-6 (File No. 333-140403) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
June 24, 2008